UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     October 6, 2004

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way
Fort Smith, Arkansas		72919

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code     (479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statement, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Credit Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.

     On October 6, 2004, Beverly Funding Corporation (“BFC”), a wholly-owned subsidiary of Beverly Enterprises, Inc. (the “Company”), entered into a $40.0 million letter of credit facility with Merrill Lynch Capital (as agent and a lender) and certain other lenders from time to time party thereto. The new facility matures in October 2008, is backed by certain Veterans Administration and state Medicaid accounts receivable, and contains standard terms and conditions. Fees payable by BFC include a per annum fee equal to 2.375 percent of the outstanding letters of credit under the facility.

Item 7.01 Regulation FD Disclosure.

     On October 7, 2004, the Company issued a press release announcing the new letter of credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.

     Not applicable

     (b) Pro Forma Financial Information

     Not applicable

     (c) Exhibits

Exhibit No.	Exhibit
10.1	Credit Agreement, dated as of October 6, 2004, among Beverly Funding Corporation, Merrill Lynch Capital (as agent and lender) and Additional Lenders From Time to Time Party Thereto.
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2004	BEVERLY ENTERPRISES, INC.

	By:	/s/Pamela H. Daniels

	Name:	Pamela H. Daniels
	Title:	Senior Vice President, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Credit Agreement, dated as of October 6, 2004, among Beverly Funding Corporation, Merrill Lynch Capital (as agent and lender) and Additional Lenders From Time to Time Party Thereto.
99.1	Press Release

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